EXHIBIT 99.1
UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF GEORGIA
ATLANTA DIVISION

IN RE MIMEDX GROUP, INC. SHAREHOLDER DERIVATIVE LITIGATION	Lead Case No. 1:18-cv-04486-WMR (Consolidated with Case No. 1:18-cv-04514-WMR and Case No. 1:18-cv-04864-WMR)
This Document Relates To: ALL ACTIONS.

NOTICE OF PENDENCY AND PROPOSED
SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTIONS

TO:    ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF MIMEDX GROUP, INC. ("MIMEDX" OR THE "COMPANY") WHO CURRENTLY OWN MIMEDX COMMON STOCK AND WHO OWNED IT AS OF September 4, 2020 ("CURRENT MIMEDX SHAREHOLDERS") (EXCLUDING DEFENDANTS AND THEIR SUCCESSORS-IN-INTEREST).
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF SHAREHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THESE ACTIONS.
PLEASE NOTE THAT THIS ACTION IS NOT A "CLASS ACTION" AND NO INDIVIDUAL SHAREHOLDER HAS THE RIGHT TO BE COMPENSATED AS A RESULT OF THE SETTLEMENT OF THESE ACTIONS. THERE IS NO PROOF OF CLAIM FOR SHAREHOLDERS TO SUBMIT IN CONNECTION WITH THE SETTLEMENT
YOU ARE HEREBY NOTIFIED, pursuant to an Order of the United States District Court for the Northern District of Georgia (the "Court") that a proposed Settlement1 has been reached between the parties to a consolidated shareholder derivative action captioned In re MiMedx Group, Inc. Shareholder Derivative
1 All capitalized terms herein have the same meanings as set forth in the Stipulation and Agreement of Settlement dated September 4, 2020 (the "Stipulation").

Litigation, Lead C.A. No. 1:18-cv-04486-WMR (N.D. Ga.) (the "Georgia Federal Action"). The terms of the proposed Settlement of the Georgia Federal Action are set forth in the Stipulation and the exhibits attached thereto. In addition to the Georgia Federal Action, if approved, the Settlement will also resolve the following derivative actions: (i) Nix, et al. v. Evans, et al., C.A. No. 19103589 (Ga. Super. Ct. Cobb Cty.); (ii) Murphy v. Petit, et al., C.A. No. 1:19-cv-23374-UU (S.D. Fla.); and (iii) City of Hialeah Employees' Retirement System v. Petit, et al., C.A. No. 2018 CA 002332 (Fla. Cir. Ct. Leon Cty.) (collectively, with the Georgia Federal Action, the "Derivative Actions"). This Notice of Pendency of Proposed Settlement of Derivative Actions (the "Notice") is not an expression of any opinion by the Court with respect to the truth of the allegations in the Derivative Actions or the merits of the claims or defenses asserted by or against any party. It is solely to notify you of the terms of the proposed Settlement, and your rights related thereto. The terms of the proposed Settlement are set forth in the Stipulation which has been filed with the Court. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation.
I.WHY THE COURT HAS ISSUED THIS NOTICE
Your rights may be affected by the Settlement of the Derivative Actions. The Parties have agreed upon terms to settle the Derivative Actions and have signed the Stipulation setting forth the Settlement terms.
II.SUMMARY OF THE SHAREHOLDER MATTERS SUBJECT TO THE SETTLEMENT
The Georgia Federal Action
Between April 10, 2018, and June 22, 2018, plaintiffs Evans, Georgalas, and Roloson, each submitted pre-suit litigation demands on the Board pursuant to section 607.07401 of the Florida Business Corporation Act ("Section 607.07401"). The demands asked the Board to investigate and to seek redress, through litigation, if necessary, for alleged breaches of fiduciary duty and other alleged violations of law by certain of the Individual Defendants in connection with the alleged misconduct described herein. Counsel for the Special Litigation Committee formed by the Board (the “SLC”) responded to each demand by confirming that the Board had formed the SLC to evaluate and investigate the allegations and to determine what action or actions the Company should take in response to the demands.

Pursuant to Section 607.07401(2), after receiving no further response to their demands within ninety (90) days, plaintiffs Evans, Georgalas, and Roloson commenced the Georgia Federal Action in the United States District Court for the Northern District of Georgia with the filing of three separate but similar complaints on September 25, 2018, September 27, 2018, and October 22, 2018.
    On December 6, 2018, the United States District Court for the Northern District of Georgia entered an order consolidating the related derivative actions and designating co-lead and liaison counsel. On January 22, 2019, plaintiffs Evans, Georgalas, and Roloson filed a verified consolidated derivative complaint ("Consolidated Complaint"). The Consolidated Complaint alleges derivative claims for breach of fiduciary duty, waste, and unjust enrichment against current and former officers and directors of the Company. In particular, Plaintiffs allege that Individual Defendants breached their fiduciary duties to MiMedx by purportedly causing or allowing the Company to, inter alia, (i) improperly recognize revenue and engage in a channel-stuffing scheme, (ii) retaliate against employees who raised concerns regarding the Company’s revenue recognition practices, (iii) violate the Physician Payments Sunshine Act, (iv) overcharge Veterans Affairs hospitals, in violation of federal laws and regulations, (v) operate with material weaknesses in internal controls over accounting and financial reporting, and (vi) issue false or misleading statements regarding these issues and others. Plaintiffs further allege that certain Individual Defendants breached their fiduciary duties by allegedly “whitewashing” investigations by the Audit Committee that purportedly would have exposed the alleged wrongdoing. Plaintiffs additionally allege that Individual Defendants (i) wasted corporate assets by causing MiMedx to repurchase stock and pay compensation to the Individual Defendants and (ii) were unjustly enriched as a result of the compensation they received while purportedly breaching their fiduciary duties.
On February 18, 2019, MiMedx moved to stay the Georgia Federal Action pending completion of the SLC's investigation. Plaintiffs opposed the motion. Following a hearing, the Court entered an Order on March 11, 2019, staying all proceedings and deadlines until the SLC completed its investigation, or until July 8, 2019.
On July 1, 2019, MiMedx filed a "Submission Concerning the Findings of the Special Litigation Committee," stating that the SLC completed its investigation on June 28, 2019, and would move to terminate the litigation. The submission attached an "Executive Summary" excerpted from the "Report of the Special Litigation Committee" ("SLC Report").
On July 3, 2019, the Court scheduled a status hearing for October 2019. The parties met and conferred regarding the contents of a joint status conference statement, and exchanged proposed schedules for proceedings relating to MiMedx's anticipated motion to dismiss the Georgia Federal Action pursuant to Fla. Stat. § 607.07401(3) based on the SLC’s Report. On July 19, 2019, the parties submitted a Joint Status Report outlining their respective positions and proposed schedules.
Between October 3, 2019, and January 6, 2020, the parties to the Georgia Federal Action filed three joint motions to continue the status hearing in order to "allow the Parties time to mediate and to explore a potential resolution of this matter," which the Court granted. At the March 2, 2020 status hearing, the parties informed the Court that they had participated in mediation, and had made substantial progress towards settlement. The parties also discussed their positions with respect to the case schedule in the event they were unable to reach a settlement. Following the status hearing, the Court entered an order requiring the parties to "file a preliminary notice of settlement OR a scheduling order by April 1, 2020."
On March 30, 2020, the Court granted the parties' request to extend the time to file a preliminary notice of settlement or proposed scheduling order to May 1, 2020. The parties filed a preliminary notice of settlement on May 1, 2020.
The Florida State Action
On June 20, 2018, Hialeah served a pre-litigation demand on the Board, pursuant to Section 607.07401, based on substantially the same alleged misconduct described above, demanding that the Board pursue claims for breach of fiduciary duty against any current or former officer or director who participated in or perpetuated the alleged scheme. Counsel for the SLC responded to the demand by advising Hialeah that the Board had formed the SLC to evaluate and investigate the allegations and to determine what action or actions the Company should take in response to the demands.
Pursuant to Section 607.07401(2), after receiving no further response to its demand within ninety (90) days, on October 29, 2018, Hialeah filed a shareholder derivative complaint in the Circuit Court for the Second Judicial Circuit in and for

Leon County, Florida, asserting claims for breach of fiduciary duty and unjust enrichment.
On February 7, 2019, MiMedx filed a motion to stay the Florida State Action in favor of the Georgia Federal Action or, in the alternative, until MiMedx's SLC completed its investigation.
On April 8, 2019, MiMedx filed a motion to dismiss and certain of the Individual Defendants filed motions to dismiss or stay the Florida State Action.
On June 4, 2019, Hialeah served requests for production of documents on MiMedx. MiMedx served objections to the requests on July 3, 2019.
The Georgia State Action
On April 26, 2018, Nix served an inspection demand on MiMedx pursuant to Fla. Stat. § 607.1602, requesting books and records relating to the Company's allegedly fraudulent sales and accounting practices. The Company responded by letter on May 4, 2018, denying the inspection demand on the grounds that the demand lacked a proper purpose and did not seek documents directly connected to the demand's alleged purposes.
On June 13, 2018, Nix served a litigation demand on MiMedx, demanding that the Board pursue claims against certain current and former officers and directors he claimed to have perpetrated the alleged fraudulent sales and accounting practices at the Company.
On June 21, 2018, Demaio served a litigation demand on MiMedx seeking substantially similar relief.
On July 2, 2018, Counsel for the SLC responded to Nix’s and Demaio's litigation demands, advising Nix and Demaio that the Board had formed the SLC to evaluate and investigate the allegations and to determine what action or actions the Company should take in response to the demands.
On May 15, 2019, Nix and Demaio filed a derivative complaint in the Superior Court of Cobb County, in the State of Georgia, captioned Nix, et al. v. Evans, et al., No. 19103589, asserting claims for breach of fiduciary duty, corporate waste, and unjust enrichment against certain MiMedx directors and executives in connection with the alleged scheme to artificially inflate sales and revenues through improper inventory manipulation, for their alleged failure to properly investigate the foregoing alleged misconduct, and against the directors for adopting a so-called "poison pill" allegedly designed to entrench the Board.
On September 30, 2019, the defendants moved to stay the Georgia State Action in favor of the Georgia Federal Action. On October 21, 2019, the Honorable Judge C. LaTain Kell granted the motion to stay the Georgia State Action pending resolution of the Georgia Federal Action.
The Florida Federal Action
On May 18, 2018, Murphy sent a litigation demand to MiMedx, demanding that the Board investigate and pursue claims against certain current and former officers and directors he claimed to have perpetrated the alleged fraudulent sales and accounting practices at the Company. Counsel for the SLC responded to the demand by advising Murphy that the Board had formed the SLC to evaluate and investigate the allegations and to determine what action or actions the Company should take in response to the demand.
On August 12, 2019, Murphy filed a shareholder derivative complaint in the United States District Court for the Southern District of Florida, captioned Murphy v. Petit et al., No. 19-cv-23374, asserting claims for breach of fiduciary duty and unjust enrichment against certain MiMedx directors and executives.
On September 25, 2019, MiMedx filed a motion to transfer the Florida Federal Action to the Northern District of Georgia for consolidation with the Georgia Federal Action. On November 8, 2019, Murphy filed a notice of voluntary dismissal, which stated that he planned to participate in the mediation in connection with the Georgia Federal Action.
III.REASONS FOR THE SETTLEMENT
The Parties have determined that it is desirable and beneficial that the Derivative Actions and all of their disputes related thereto be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation.
A.How Was the Settlement Negotiated?
In mid-September 2019, counsel for plaintiffs in the Georgia Federal Action and counsel for MiMedx began discussing a possible resolution of the Derivative Actions. To facilitate those discussions, they retained the services of Hon. Layn R. Phillips of Phillips ADR Enterprises, an experienced and respected mediator

("Judge Phillips"), and scheduled an in-person mediation session. Certain of the Plaintiffs executed a non-waiver agreement, pursuant to which MiMedx provided those Plaintiffs the 290-page SLC Report to facilitate settlement negotiations, and solely for that purpose. Also solely to facilitate settlement negotiations, MiMedx provided Plaintiffs in the Georgia Federal Action with applicable D&O insurance policies and certain information relating to insurance coverage, among other information. Counsel for plaintiffs in the Georgia Federal Action sent Defendants a comprehensive settlement demand that established the framework for the settlement negotiations.
Plaintiffs in the Georgia Federal Action coordinated with plaintiffs in the Florida State Action, the Georgia State Action, and the Florida Federal Action to facilitate global settlement discussions. Plaintiffs provided Judge Phillips with a joint confidential mediation statement setting forth the claims, key evidence relied upon, and recoverable damages, and responded to detailed case-specific questions prepared by Judge Phillips. In advance of the mediation, Plaintiffs prepared additional materials addressing the SLC's recommendation and the arguments for challenging its determination, the damages allegedly incurred by MiMedx, and issues relating to insurance, the Individual Defendants' ability to satisfy a judgment, and the Individual Defendants' indemnification rights, among other matters.
On February 11, 2020, the parties participated in an all-day mediation with Judge Phillips. The mediation involved numerous joint and individual sessions, and lasted well into the evening. Significant progress was made, but the parties were unable to reach agreement.
The parties thereafter continued their settlement negotiations with the assistance and oversight of Judge Phillips. Numerous written settlement proposals and counter-proposals were exchanged and discussed in telephonic conferences.
In April 2020, with the continuing assistance and oversight of Judge Phillips, the parties reached agreement on the material substantive settlement terms, including the adoption of a robust set of corporate governance, oversight and internal controls reforms designed to prevent recurrence of the alleged wrongdoing, which are set forth in Exhibit A to the Stipulation (the "Corporate Governance Reforms"). Thereafter, with the continuing assistance of Judge Phillips, the parties engaged in arm's-length negotiations regarding the amount of attorneys' fees and expenses to be paid to Plaintiff's Counsel in consideration for the substantial benefits secured for MiMedx and its shareholders through the Settlement. Following detailed, fact-based discussions and several exchanges among the parties, Judge Phillips made a mediator's proposal, which the parties accepted. Parties to the Georgia Federal Action filed a preliminary notice of the settlement on May 1, 2020. On July 7, 2020, the parties to this Stipulation executed a term sheet containing the substantive materials terms of the Settlement.
B.    Why Did the Plaintiffs Agree to Settle?
Plaintiffs believe that the claims asserted in the Derivative Actions on behalf of MiMedx have merit. The Plaintiffs, however, recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Derivative Actions. Plaintiffs and Plaintiffs' Counsel have also taken into account the uncertain outcome and the substantial risk that continued litigation would yield no benefit for the Company, and weighed those risks and the difficulties of actually proving and measuring damages and recovering sums equal to or greater than the value of the Settlement consideration. Based on their evaluation, Plaintiffs and Plaintiffs' Counsel have determined that the Settlement set forth in the Stipulation confers substantial benefits upon MiMedx and its stockholders and that it is in the best interests of MiMedx.
    C.    Why Did the Defendants Agree to Settle?
The Individual Defendants have denied, and continue to deny, any and all allegations of fault, wrongdoing, liability, or damages whatsoever. Specifically, the Individual Defendants expressly have denied, and continue to deny, each and all of the claims by Plaintiffs in the Derivative Actions, including, without limitation, any liability arising out of any conduct, statements, acts or omissions alleged, or that could have been alleged, in the Derivative Actions. Without limiting the foregoing, the Individual Defendants have denied, and continue to deny, among other things, that they breached their fiduciary duties or any other duty owed to MiMedx or its shareholders, committed or engaged in any violation of law or wrongdoing whatsoever, or that Plaintiffs, MiMedx, or MiMedx’s shareholders suffered any damage or were harmed as a result of any act, omission, or conduct by the Individual Defendants alleged in the Derivative Actions or otherwise. The Individual Defendants have further asserted, and continue to assert, that, at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of MiMedx and its shareholders. In addition, the

Individual Defendants maintain that they have meritorious defenses to all claims alleged in the Derivative Actions.
The Individual Defendants are entering into the Settlement to eliminate the uncertainty, burden, and expense of further protracted litigation. The Individual Defendants have determined that it is desirable and beneficial to them that the Derivative Actions be settled in the manner and upon the terms set forth in this Stipulation.
IV.TERMS OF THE PROPOSED SETTLEMENT
The terms and conditions of the proposed Settlement are set forth fully in the Stipulation. As part of the proposed Settlement, MiMedx has agreed to adopt practices, resolutions, and/or amend certain committee charters and/or the Company's Bylaws within ninety (90) days of the Effective Date of the Settlement to ensure the adoption, implementation, and maintenance of the following Corporate Governance Reforms. The Parties, including the independent members of the Board and the SLC, agree that Plaintiffs' litigation and settlement efforts in the Derivative Actions are a primary factor in the Board's agreement to adopt, implement, and maintain the Reforms, and that the Corporate Governance Reforms confer substantial benefits on MiMedx and its stockholders.

    The Corporate Governance Reforms set forth below shall remain in effect for forty-two months after the Settlement, except as otherwise set forth in the Stipulation.

CORPORATE GOVERNANCE REFORMS
MiMedx Group Inc.’s Board of Directors shall adopt, implement and maintain the Corporate Governance Reforms detailed below within ninety (90) days following entry of an order granting final approval of the Settlement by the United States District Court for the Northern District of Georgia. The Board shall adopt resolutions and amend committee Charters and/or By-Laws as necessary to fully and faithfully implement the Corporate Governance Reforms.
The Corporate Governance Reforms shall remain in effect for a period of not less than forty-two (42) months following the Effective Date (the “Effective Term”), except for modifications required by applicable law, regulation, or fiduciary duty to MiMedx. If a corporate governance provision is eliminated or modified, the Board shall within twenty (20) business days adopt a replacement provision that accomplishes substantially the same objective; provided, however, that no such replacement provision need be adopted if, in the reasonable good faith business judgement of a majority of the Board’s independent directors, it is not possible to do so in a manner consistent with the law. By entering into the Term Sheet, the Board certifies that it is not currently aware of any law that would trigger application of the foregoing provision.
BOARD COMPOSITION AND PRACTICES
a.Board Composition
J. Terry Dewberry will not seek re-election to the Board at the conclusion of his current term as a member of the Board (the “Departing Director”). Each Board committee will be composed of majority non-legacy members.
b.Procedure for Identifying and Retaining New Independent Directors
The Company shall nominate an independent director candidate to replace the Departing Director.
c.Separate Chairman and CEO
The Board shall modify the Company’s Bylaws to require the separation of the roles of Chief Executive Officer ("CEO") and Chairman of the Board and to mandate that the Chairman must be a non-employee director who meets the independence standards required by the NASDAQ stock market.
d.Limits on Outside Board Service
The Board shall include a provision in the Company's Bylaws requiring that independent directors may sit on no more than three (3) other public company boards of directors, and that the CEO of the Company may sit on no more than two (2) public company boards.
e.Board Term Limits
At least half of the Board of Directors shall be subject to term limits of ten (10) total years of service on MiMedx’s Board.

i.Board Committee Service Limitations
The Board shall adopt a policy providing that, for each committee, at least one (1) member shall be rotated at least once every four (4) years.
f.Director Education Enhancements
MiMedx shall adopt or modify its existing director education training program to require continuing education programs addressing topics that are relevant to the MiMedx board, which shall include inventory and revenue recognition rules and methods of manipulation; compliance and compliance risk assessment; the Code of Business Conduct and Ethics; the Reporting Procedures for Accounting Matters; the Insider Trading Policy; the particular rules and procedures pertinent to employees' operational responsibilities; laws and regulations related to government contracts and coverage of pertinent U.S. generally accepted accounting principles ("GAAP") principles; and the laws and regulations regarding public disclosures.
g.Director Independence
At least three-quarters of the Board shall be comprised of "independent" members, and a Board member shall be considered "independent" only if he or she satisfies the independence standards required by the NASDAQ stock market and he or she (provided, that for purposes of this Agreement and in accordance with Nasdaq IM-5605. Definition of Independence – Rule 5605(a)(2) and the commentary to NYSE Listed Company Manual Rule 303A.02, a person shall not be deemed to be not independent solely as a result of their ownership of equity securities of the Company):
1.Does not have a substantial personal or business relationship with any officer or director of the Company, including, but not limited to: (i) a relationship by blood, marriage, or adoption within three (3) levels of removal or (ii) partnership, joint venture, or similar business arrangement;
2.Is not, or has not have been within the last ten (10) calendar years, employed by or paid to provide services as an executive officer of the Company, or a business (private or public) of which an executive officer or director of the Company is, or within the last ten (10) calendar years was, an officer, or director;
3.Has not been employed by the Company or by any of its direct or indirect subsidiaries in any capacity within the last five (5) calendar years;

4.During the current calendar year or any of the three (3) immediately preceding calendar years, has not had any business relationship with the Company for which the Company has been required to make disclosure under Regulation S-K of the U.S. Securities and Exchange Commission ("SEC"), other than for service as a director or in connection with a relationship for which no more than de minimis remuneration was received in any one such year;
5.Does not have beneficial ownership interest of 5% or more in an entity that has received remuneration, other than de minimis remuneration, from the Company, its subsidiaries, or affiliates in the preceding two (2) years; and
6.Is not an employee, officer, or director of a not-for-profit entity that receives contributions from the Company or the Company's executive officers totaling a minimum of $100,000 or at least 1% of the entity's total revenues (whichever is higher) in the preceding two (2) years.
7.The independent members of the Board shall maintain the practice of meeting in executive session at least four (4) times per year without the participation of management.
COMPLIANCE AND OVERSIGHT ENHANCEMENTS
a.Chief Compliance Officer ("CCO") – Enhanced Duties and Responsibilities
MiMedx shall adopt a written description of the CCO's role and responsibilities, enhanced as necessary to include the following:
1.The CCO's duties shall include oversight and administration of MiMedx's Code of Business Conduct and Ethics, monitoring compliance with internal controls (other than financial controls), government contracting, and appropriate investigations.
2.The CCO shall report directly to the Ethics and Compliance Committee of the Board. Consistent with the Charter of the Ethics and Compliance Committee, the Ethics and Compliance Committee shall be responsible for reviewing the CCO’s performance and provide input on the CCO’s compensation.
3.The CCO shall have primary responsibility for managing MiMedx's ethics and compliance program, and for assisting the Board in fulfilling its oversight duties with regard to MiMedx's compliance with applicable laws and regulations.
4.The CCO and the Vice President of Internal Audit ("VP Internal Audit"), as appropriate (with the CEO) shall be responsible for fostering a corporate culture that integrates compliance and ethics into business processes and practices through awareness and training, maintenance and oversight of internal controls over accounting and financial reporting, and reporting and investigating of potential compliance and ethics concerns.
5.The CCO shall provide a formal report to the Ethics and Compliance Committee of the Board at least quarterly, and the CCO's report shall include a summary update of all investigations for which he/she is responsible during the prior quarter, an evaluation and, where necessary, a recommendation for remedial action concerning any pending investigations, internal controls issues (other than financial controls), and/or the implementation of the governance enhancements specified herein and any material risks relating to MiMedx's compliance, including specific recommendations regarding proposals for mitigating these risks, as well as relevant considerations relating to MiMedx's public disclosures of these risks.
6.The CCO shall work with the Ethics and Compliance Committee to evaluate and define the goals of MiMedx's ethics and compliance programs in light of trends and changes in law that may affect MiMedx's compliance with laws relating to disclosure of the Company's risk exposure.
7.The CCO shall manage and oversee MiMedx's ethics and compliance programs, implement procedures for monitoring and evaluating the program's performance, and report to the Board annually regarding the effectiveness of the Company's ethics and compliance programs, progress toward meeting program goals, and recommendations for improvements and budgeting.
8.The CCO shall meet with the Ethics and Compliance Committee each quarter to review ongoing investigations and the General Counsel shall provide updates on related regulatory and litigation matters.
9.The CCO shall oversee employee training in compliance, as set forth in section II.F., below.
10.The CCO or VP of Internal Audit (as appropriate) shall, in consultation with the General Counsel and the Ethics and Compliance Committee

or the Audit Committee, be primarily responsible for ensuring the commencement, planning and execution of internal investigations whenever the Company is put on notice of potential wrongdoing through: (a) complaints received through the Company's whistleblower hotline; (b) information discovered through any of the Company's internal control mechanisms; (c) reports from accounting or the Controller; (d) allegations of misconduct from a terminated employee; (e) matters raised by a compliance audit or the by the Company's external auditor; (f) issues identified through a subpoena or other notice of law enforcement or regulatory action or a qui tam claim or civil action (for example, a shareholder derivative lawsuit, a securities class action, a products liability claim, an EEOC proceeding, or receipt of an Untitled Letter, Warning Letter or other significant letter from a governmental agency); (g) consumer or competitor complaints; (h) media reports; or (i) any other credible source ("Complaints").
11.Within fifteen (15) business days of receiving all Complaints, the CCO, VP Internal Audit or General Counsel (as appropriate) shall develop an initial investigation plan, and, in the event the investigation concerns complaints about the conduct of an executive officer, the individual tasked with such investigation shall provide an initial investigation plan to either the Audit Committee or the Ethics and Compliance Committee, as appropriate.
12.The CCO or VP of Internal Audit shall, in consultation with the General Counsel, determine whether investigations not referred to the Ethics and Compliance Committee or Audit Committee will be performed by Company personnel (e.g., compliance, internal audit, legal) or by independent outside investigators or counsel.
13.The CCO or VP of Internal Audit shall monitor and oversee, or assist the Board in overseeing, all investigations, whether carried out internally or by outside investigators or counsel. The CCO or VP of Internal Audit shall receive and maintain periodic reports regarding the status of all pending investigations. The CCO or VP of Internal Audit shall be responsible for taking reasonable steps to ensure that each investigation promptly and effectively ascertains all relevant facts and circumstances necessary to make or allow the appropriate officer or Board committee to make determinations regarding (a) whether misconduct occurred; (b) the culpability of any MiMedx officer, director or employee; (c) whether deficiencies in internal controls permitted or facilitated the misconduct; and (d) any remedial and/or disciplinary measures as may be appropriate.

14.The CCO or VP of Internal Audit must inform the Ethics and Compliance Committee and/or the Audit Committee of the Board, as appropriate, for investigation any matter involving suspected or alleged misconduct that: (a) relates to actions of the CEO, the Chief Financial Officer ("CFO"), the General Counsel, or other key executive officer; (b) involves conduct that could reasonably implicate multiple executive officers; (c) could otherwise call into question the integrity of a management-directed investigation; (d) might expose the Company to significant monetary or reputational loss; or (e) relates to possible improper revenue recognition, violations of laws or regulations governing government contracts, inventory manipulation or channel-stuffing activity, or retaliation against whistleblowers.
15.The CCO shall have the authority to retain outside law firms, accounting firms, and other third party service providers to facilitate and conduct any investigation. The Company will pay for all costs and fees incurred by the CCO in fulfilling his/her duties and will pay any reasonable bills by law firms, accounting firms, and other third party service providers. The CCO shall have the authority and responsibility to escalate challenges to its investigative or funding authority directly to the Ethics and Compliance Committee and/or the Audit Committee, as appropriate. The CCO shall immediately report directly to the Ethics and Compliance Committee any efforts by any executive officer or member of the legal department to interfere with any investigation.
b.Enhanced Compliance With Regard To Proper Recording Keeping and Reporting Obligations Relating to Sales to Governmental Entities.
1.Appropriate Company personnel shall monitor (a) all invoicing to government entities and distributors that sell to government entities; (b) all shipments to government entities and distributors that sell to government entities; and (c) all returns from government entities and distributors that sell to government entities, and report accounting, compliance or documentation anomalies to the Senior Vice President of Market Access ("Senior VP Market Access") for further evaluation.
2.The Senior VP Market Access or its designee shall review monthly inventory and sales reports to confirm compliance with the Federal Supply Schedule Contract.

3.The Senior VP Market Access or its designee will ensure the Company’s compliance with government-related contract terms, billing and reporting requirements, and record keeping.
4.The Senior VP Market Access shall take reasonable steps to immediately report significant internal controls lapses and/or non-compliance with the Federal Supply Schedule Contract to the CCO, VP of Internal Audit, and/or General Counsel.
c.Enhancements to the Confidential Whistleblower Program
i.Whistleblower Policy
MiMedx shall maintain a written whistleblower policy that incorporates the following provisions:
ii.The policy shall expressly encourage employees and other interested parties to report possible violations of the Company's Code of Business Conduct and Ethics, internal controls procedures, laws or regulations, or other potentially improper conduct directly to the VP of Internal Audit, Audit Committee, the CCO, Controller, Head of Human Resources ("HHR"), General Counsel, or the Ethics and Compliance Committee, or through the Whistleblower Hotline, so that investigative and remedial actions may be taken.
iii.All whistleblower complaints shall be investigated by the CCO, VP of Internal Audit, General Counsel, HHR, or their internal designees or outside investigative agent, as appropriate, and reported to the General Counsel, the Ethics and Compliance Committee, or the Audit Committee (as appropriate).
iv.Complaints regarding officers or directors of MiMedx shall be reported to the Ethics and Compliance Committee immediately. The Ethics and Compliance Committee shall oversee any such investigations, evaluate the investigation results, and present findings and recommendations regarding any disciplinary or other remedial actions, as may be appropriate, to the Board.
v.The CCO, or VP of Internal Audit, or appropriate outside investigative agent shall make timely, pre-investigation reports to the Audit Committee and the Ethics and Compliance Committee of any whistleblower allegations involving alleged Material Risks. "Material Risks" shall mean actions or omissions that, if proven, likely would result in a restatement of earnings, regulatory inquiry, criminal investigation, or material loss to the Company, or that implicate any officer or director of the Company in intentional or knowing violations of the Code of Business Conduct and Ethics or other important Company policy, law, or regulation. For the Effective Term, Material Risks shall also include allegations related to revenue recognition, channel-stuffing activity, retaliation against employees, and the issuance of false or misleading statements.
vi.MiMedx's whistleblower policy shall state that the Company is serious about adherence to its Code of Business Conduct and Ethics and that whistleblowing is an important tool in achieving this goal.
vii.MiMedx's whistleblower policy shall state that retaliation against an employee for reporting possible misconduct is prohibited, and will result in disciplinary action, up to and including termination.
ii.Notice of Rights and Obligations
MiMedx's whistleblower policy shall notify employees that:
i.Executives are subject to serious legal consequences for retaliation against whistleblowers;
ii.Whistleblower complaints may be directed to the Audit Committee, the Ethics and Compliance Committee, the CCO, the VP of Internal Audit, and/or the General Counsel, and the complaints will be handled by these parties anonymously and in confidence;
iii.If a whistleblower brings his or her complaint to an outside regulator or other governmental entity, he or she will be protected by the terms of MiMedx's whistleblower policy just as if he or she directed the complaint to the Audit Committee, the Ethics and Compliance Committee, the CCO, or any other internally designated officer or committee;
iv.If an employee is subject to an adverse employment decision as a result of whistleblowing, the employee must file a complaint with the Department of Labor within ninety (90) days of the alleged violation (a failure to report such claims within the ninety (90) day window does not foreclose any other available legal remedy);

v.The whistleblower is not responsible for investigating the alleged illegal or dishonest activity, or for determining fault or corrective measures, as appropriate management officials are charged with these responsibilities; and
vi.It is both illegal and against Company policy to discharge, demote, suspend, threaten, intimidate, harass, or in any manner discriminate against whistleblowers as a result of their status as whistleblowers.
iii.Investigation and Reporting
i.A log of whistleblower complaints, as well as the results of all investigations of complaints, shall be memorialized in writing by the CCO and maintained for a period of not less than seven (7) years.
ii.All whistleblower complaints shall be maintained for at least seven (7) years by the CCO.
iv.Whistleblower Hotline and Website
i.MiMedx shall continue to retain an independent outside supplier to provide a Whistleblower Telephone Hotline to assist on matters pertaining to corruption, fraud or similar unlawful activities at the Company.
ii.All Whistleblower complaints shall be maintained for at least seven (7) years in a database to which the VP of Internal Audit has access.
iii.MiMedx shall post the contact information for the Whistleblower Hotline on its intranet and external website so as to be available to not only employees, but also customers, vendors, and other third parties.
iv.The Company shall remind employees of whistleblower options and whistleblower protections in employee communications provided at least once a year and on the Company's intranet website.
v.The CCO, who reports to the Ethics and Compliance Committee, shall continue to be responsible for overseeing the maintenance and oversight of MiMedx's Whistleblower Hotline.

vi.Representatives of the Audit Committee and the Ethics and Compliance Committee shall receive notifications of all complaints made via MiMedx’s Whistleblower Hotline.
d.Enhanced Duties and Responsibilities of the Ethics and Compliance Committee of the Board
1.The charter for the Ethics and Compliance Committee shall be amended as necessary to incorporate the following provisions:
vii.The Ethics and Compliance Committee shall consist of at least three (3) members, each of whom shall meet the director independence standards set forth hereinabove. At least one member of the Committee shall have significant compliance background.
viii.The chair of the Ethics and Compliance Committee shall be selected by the members of the Ethics and Compliance Committee.
ix.The Ethics and Compliance Committee shall meet at least four (4) times annually, each meeting to include a session in which members of management are not present.
x.The Ethics and Compliance Committee shall: (i) review and discuss all Complaints received since the last executive session, (ii) review and discuss the report(s) from the CCO, (iii) review the progress, status and results of internal investigations involving Material Risks, and (v) consider ways in which the Company can improve its processes for handling investigations. If any report to the Ethics and Compliance Committee reveals violations of the Code of Business Conduct and Ethics, any law or regulation, or internal controls policies or processes, the Ethics and Compliance Committee shall require management, in consultation with the CCO, to develop and implement an appropriate remedial and follow-up plan. The Ethics and Compliance Committee shall also disclose the violation to the Audit Committee for determination if disclosure of the violation is required. The Ethics and Compliance Committee shall also make the determination if an investigation should be initiated and who should conduct any such investigation.
xi.The Ethics and Compliance Committee shall conduct annual evaluations of the CCO's performance and effectiveness, which shall be considered by the Compensation Committee in connection with its compensation and incentive compensation decisions.
xii.The Ethics and Compliance Committee shall assess and report to the Compensation Committee on an annual basis regarding the Chief Executive Officer's and Chief Financial Officer's contribution to MiMedx's culture of ethics and compliance, and their effectiveness and dedication to ensuring MiMedx's maintenance of effective internal controls and compliance with applicable laws, rules, and regulations (the "Executive Evaluation Report").
xiii.The Ethics and Compliance Committee shall have the express authority to seek information from employees at any level of the Company for purposes of identifying and evaluating Material Risks (as defined above).
xiv.The Ethics and Compliance Committee shall oversee compliance with MiMedx’s Code of Business Conduct and Ethics.
xv.The Ethics and Compliance Committee shall report compliance issues that may have significant financial implications to the Audit Committee, and shall also report compliance issues (including risks relating to compliance issues) that are sufficiently material to trigger a disclosure obligation to the Audit Committee.
xvi.The Ethics and Compliance Committee shall have the authority to retain additional independent advisors and legal counsel as it deems appropriate to assist it in fulfilling its responsibilities.
xvii.The Ethics and Compliance Committee shall keep the Board apprised of its activities and shall directly advise the Board in detail of its material findings on a periodic basis.
xviii.MiMedx shall maintain and promptly post any updates to the Ethics and Compliance Committee Charter and the composition of the Ethics and Compliance Committee on its website.
e.Employee Training in Risk Assessment and Compliance
2.The CCO shall be charged, in conjunction with the CFO as appropriate, with primary responsibility for developing and implementing employee training programs focused on compliance and the Code of Business Conduct and Ethics. The CCO shall also be authorized to develop and require additional training to specific target audiences. The CCO shall be authorized and provided the resources necessary to retain external consultants and vendors as the CCO deems necessary to develop and implement the training program. The program may include interactive on-line education, testing and certification of training completion.
3.Annual training shall be mandatory for all officers and employees of MiMedx.
4.Training for employees involved in (a) preparing the Company's financial statements; (b) making or recording sales of the Company's products; (c) negotiations with current or potential customers; (d) delivery of Company products; (e) communications with the Company's independent external auditor; (f) data collection, aggregation, analysis, and reporting; and/or (g) disseminating or producing the Company's public statements shall include, but not be limited to, coverage of pertinent GAAP principles and the laws and regulations regarding public disclosures, including revenue recognition principles and common methods and indicators of improper revenue recognition and controls methodologies.
5.Upon completion of training, the person providing the training shall provide a written certification of completion (may include electronic signature). Each written certification shall be maintained by MiMedx's CCO for a period of seven (7) years from the date it was executed.
AUDIT AND internal CONTROLs ENHANCEMENTS
a.Accounting and Controllership
The Company shall maintain and enhance the duties and responsibilities of the accounting and controllership departments as follows:
1.The Controller shall have primary responsibility for supervising compliance with internal controls policies, processes and procedures governing accounts payable and inventory control.
2.The Controller and Assistant Controller shall have primary responsibility for ensuring that the Company maintains complete and accurate records of all sales orders, fulfillment, returns, and backlog; properly reports and recognizes revenue based on sales, inventory, and returns; operates in compliance with all internal controls policies and procedures; and is not engaging in manipulative practices, such as channel stuffing.

3.The Controller and Assistant Controller shall prepare monthly inventory reports that identify (i) all product that has been billed or paid for by a customer but is physically maintained at any of the Company's facilities; (ii) all product that has been physically delivered to a customer but not paid for by such customer; (iii) all product returned to any of the Company's facilities and payments made to the customer for return of such product; (iv) all product returned to any of the Company's facilities and swapped for other product; and (v) all large orders made at the end of quarters.
4.All internal or external reports describing inventory maintained at Company locations, delivered to a customer, or returned from a customer shall be submitted to the Controller and Assistant Controller.
5.The Accounting Department shall maintain electronic copies of all invoices.
6.The Controller and/or Assistant Controller shall provide month-end inventory analysis reports to the Company’s CEO, CFO, VP of Internal Audit, and to the Audit Committee (as necessary), in connection with the quarterly and annual close, accounting and reporting process.
7.The Controller and VP of Internal Audit shall evaluate the month-end inventory reports from that quarter, together with any relevant information obtained via the quarterly meetings, for any possible accounts payable or inventory control issues, including, inter alia, (i) any unusual timing of orders; (ii) any unusual returns; (iii) any customers that have not rendered payment within the timeframe mandated in the agreement; and (iv) any other information that could suggest the possibility of any accounts payable or inventory control issues
8.The VP of Internal Audit shall immediately report possible internal controls lapses or violations of laws, regulations or other rules to the CFO, CCO, and/or to the Audit Committee (as appropriate) for investigation.
9.The VP of Internal Audit shall prepare written reports as necessary with recommendations for enhancements or improvements to processes, policies, systems training and internal controls for consideration by CFO and/or Audit Committee.

b.Disclosure Committee
1.As part of its efforts to establish that accurate and complete information regarding the Company and its operations and financial performance is provided to shareholders and the investment community and to assist the Company's CEO and CFO to discharge their responsibilities in certifying as to the Company's periodic reports under the Securities Exchange Act of 1934 (the "Exchange Act"), the Company shall establish a Disclosure Committee.
2.The purpose of the Disclosure Committee will be to take reasonable steps to confirm that all disclosures made by the Company to its shareholders or the investment community are accurate and complete, fairly present the Company's financial condition and results of operations in all material respects, and are made on a timely basis as required by applicable laws and stock exchange requirements.
3.The Disclosure Committee shall be comprised of (at least) the following: (i) the General Counsel; (ii) the CCO; (iii) Controller; (iv) head of global regulatory affairs; (v) heads of marketing and business development; (vi) VP of Internal Audit; (vii) heads of main operations units; (viii) the head of investor relations; and (ix) an attorney with familiarity with the securities laws.
4.The General Counsel or his/her designee shall serve as the head of the Disclosure Committee, unless another member is selected by the Disclosure Committee. If the General Counsel acts as head of the Disclosure Committee, they shall be deemed to be performing a non-legal business function, except with respect to specific requests by the Committee for legal advice regarding particular matters.
5.The Disclosure Committee shall hold regular meetings, in connection with the preparation and review of each of the Company's Forms 10-K and Forms 10-Q.
6.The Disclosure Committee shall also hold ad hoc meetings as necessary or appropriate to evaluate the contents of press releases, presentations to investor conferences, filings on Form 8-K, or other corporate disclosures.
7.The Disclosure Committee may invite other Company personnel, outside auditors, outside counsel or other outside advisors to attend its meetings, as it deems necessary and appropriate to perform its duties and responsibilities.

8.Before each Form 10-K and Form 10-Q is finalized, representatives of the Disclosure Committee shall meet with the CEO and CFO prior to the filing or distribution of the final document for the CEO and CFO to satisfy themselves as to the adequacy of the process and to provide their own input on disclosure.
c.Vice President of Internal Audit
1.The Company shall maintain and enhance the duties and responsibilities of the position of the VP of Internal Audit as set forth by the Internal Audit Charter. The VP of Internal Audit shall evaluate and improve the Company's internal controls over the financial reporting function, and shall be responsible for taking reasonable steps to confirm compliance and the effectiveness of the Company's risk management, control and governance processes.
2.The VP of Internal Audit shall adhere to The Institute of Internal Auditors' mandatory guidance including the Definition of Internal Auditing, the Code of Ethics, and the International Standards for the Professional Practice of Internal Auditing (Standards).
3.The VP of Internal Audit shall prepare and maintain an internal audit plan, and related internal audit policies and procedures manuals to be approved by the Audit Committee annually.
4.The VP of Internal Audit shall report directly to the Audit Committee.
5.The VP of Internal Audit shall have full, free and unrestricted access to any and all of the Company's records, physical properties, and personnel appropriate to carrying out any engagement as well as unfettered access to the Audit Committee and the Board.
6.The Audit Committee shall determine the compensation and budget for the VP of Internal Audit function annually, with input from the CEO and CFO.
7.The VP of Internal Audit shall meet at least monthly with the CEO, CFO, and Controller, attend all Audit Committee meetings, and meet at least quarterly in executive session with the Audit Committee.
8.The VP of Internal Audit shall provide the Audit Committee with quarterly summary reports of internal audits completed and in progress.

9.Following completion of the internal audit plan, the VP of Internal Audit shall report his or her findings to the Audit Committee, including which findings may relate to the effectiveness and adequacy of the Company's internal controls, risk management, and governance processes, and the effectiveness of the CEO, CFO, and Controller in managing those controls and processes.
10.The VP of Internal Audit shall keep the Audit Committee informed of management's efforts to improve the control environment.
11.The VP of Internal Audit shall keep the Audit Committee informed of emerging trends in relevant accounting matters, internal control issues, and internal audit matters, and provide the Audit Committee with a report of outstanding audit issues and the status of management's efforts to resolve and improve the control environment.
d.Audit Committee
MiMedx shall amend the existing Audit Committee Charter to provide as follows:
1.At least two (2) members of the Audit Committee shall have a financial background that would qualify them as financial experts under section 407 of the Sarbanes-Oxley Act of 2002 and rules promulgated thereunder, 15 U.S.C.A. §7265.
2.The Audit Committee shall be responsible for overseeing (a) the Company's disclosure controls and procedures; and (b) the effectiveness of the Company's disclosure controls and procedures as of the end of each fiscal quarter and year-end, with the assistance of the Company's external auditors, if the Audit Committee deems necessary.
3.The Audit Committee has the duty to take reasonable steps to confirm that the Company (i.e., management) implements and maintains internal controls over accounting and financial reporting and reporting systems and procedures designed to discover instances of fraud and to take reasonable steps to confirm the integrity, accuracy completeness, and timeliness of the Company's financial statements and related public filings and disclosures.
4.The Chairperson of the Audit Committee shall meet with the external auditors at least four (4) times annually, including before the filing of the Company's quarterly and annual reports with the SEC.

5.The Chairperson of the Audit Committee shall meet with the CFO at least four (4) times annually, including before the filing of the Company's quarterly and annual reports with the SEC. The meetings shall be confidential and held outside the presence of the CEO.
6.The Audit Committee shall receive and review quarterly inventory analysis reports from the Department of Financial Planning & Analysis.
7.The Audit Committee shall meet at least annually with the Company's internal auditors and independent external auditors to review and evaluate the Company's inventory control and revenue recognition policies, procedures and internal controls.
8.All Company employees shall be required to cooperate with Audit Committee investigations. Any failure to cooperate may be grounds for discipline by the Board, including, but not limited to, termination, in the sole discretion of the Board. This applies to all Company employees, including, but not limited to, the CEO and CFO.
9.The minutes of the Audit Committee shall be maintained for a period of ten (10) years by the Company's Secretary. MiMedx shall maintain and promptly post the amended Audit Committee Charter on its website.
e.Related Party Transactions Policy
1.MiMedx shall maintain its existing Statement of Policy with Respect to Related Party Transactions, which recognizes that related party transactions (as defined therein) can present potential or actual conflicts of interest, and provide clear procedures for the Audit Committee to approve or ratify such transactions to ensure that approvals are consistent with the best interests of MiMedx and its shareholders. In addition to the factors already considered, the Audit Committee shall consider whether the proposed transaction impairs the independence of any director or presents an improper conflict of interest for any MiMedx officer or director, whether or not they are involved in the transaction.
2.The Company shall implement procedures to ensure that any material transaction that MiMedx is contemplating that would confer a monetary or other benefit to a party that is related to MiMedx or its officers will promptly be disclosed to the Audit Committee. The procedures shall include written disclosure of the details of any such transaction, including the nature of the relationship between the proposed counter-party and the party related to MiMedx or its officers, financial terms and other pertinent information.
3.Annually, all Board members and executive officers shall submit to the Corporate Secretary an up-to-date list of companies in which they are a director, an officer, and/or of which they own a controlling interest, and shall promptly update the list when any changes occur.
4.The Company shall make the Related-Party Transactions Policy, as modified, publicly available, including by posting it on the Company's website.
ENHANCED COMPENSATION, COMPENSATION RECOUPMENT AND TERMINATION POLICIES
a.Compensation Recoupment Policy
1.MiMedx shall amend its existing compensation recoupment policy to allow for recoupment of payouts under MiMedx’s incentive compensation programs (including, but not limited to, any of the Management Incentive Plans from 2016 to present) when an executive officer has engaged in misconduct as predefined by the Compensation Committee. The pre-defined misconduct will include, but not be limited to, any material violation of a Company policy that causes significant harm to the Company.
2.The Compensation Recoupment Policy shall enable MiMedx to “claw-back” compensation as described herein regardless of any lesser “claw-back” obligations enacted by the SEC pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.
3.The Compensation Recoupment Policy shall require a Board determination for possible clawback of compensation upon restatement of the Company's financial results.
4.In the event compensation was paid based on misstated financial results, the Board may take steps to recapture all compensation paid to the Company’s CEO, CFO, or any other named officers or senior management level and higher-ranking executive officer (“Senior Officers”) on the basis of having met or exceeded performance targets during the period covered by the restated financial statement(s), regardless of whether any executives are found personally responsible for the misstatement(s). Specifically, the Board may take the steps necessary to secure reimbursement from Senior Officer(s) of any bonus or other incentive-based or equity-based (to the extent tied to financial metrics) compensation paid to any Senior Officers during the twelve-month period following the first public issuance or filing with the SEC (whichever first occurs) of the financial document embodying such error to the extent that compensation was based on the misstated financial result.
5.In addition, the Board shall determine whether any restatement was the result of violation(s) of federal securities laws in which scienter is a necessary element by the CEO, CFO, or any other senior officer. The Board must take the steps necessary to recoup from any senior officer whose scienter led to the restatement all incentive compensation awarded to the officer for performance during the periods affected by the restatement. Provided, however, this recoupment obligation is subject to MiMedx’s consideration regarding (1) a cost/benefit analysis with respect to pursuing recovery of such incentive compensation, and (2) an analysis of the potential impact of the individual’s indemnification agreement on such pursuit.
6.Actions taken pursuant to the Clawback Policy shall be disclosed on the next proxy statement filed with the SEC or on Form 8-K, as appropriate.
7.All employment agreements with Company officers shall be amended as necessary to be consistent with the Clawback Policy, as revised.
b.Termination of Officers Who Participate in Violations or Disregard of Supervisory Responsibilities
1.An Officer will be terminated if it is determined pursuant to the applicable procedure set forth below that, in connection with the performance of his or her duties as an officer of MiMedx he or she either (a) substantially participated in an intentional or reckless violation of federal or state law, or (b) both had direct supervisory responsibility over an employee who substantially participated in such a violation, and recklessly disregarded his or her own supervisory responsibilities.
2.The procedure pursuant to which this termination provision will be implemented is as follows:
xix.Whether an Officer's conduct is subject to this termination provision will be addressed in the first instance by the CEO and reviewed by the disinterested members of the Ethics and Compliance Committee. The Ethics and Compliance Committee shall conduct a thorough investigation into the Officer's actions and prepare a written report outlining in detail the relevant facts, the Ethics and Compliance Committee's findings and the Ethics and Compliance Committee's recommendation as to whether the Officer should be terminated or any other action should be taken with respect to the Officer;
xx.The Ethics and Compliance Committee shall make a recommendation to the entire Board regarding whether the Officer should be terminated or any other action should be taken with respect to the Officer; and
xxi.Subject to their consideration of the Ethics and Compliance Committee report and recommendation, the disinterested members of the Board will determine whether an Officer's conduct is subject to this termination provision and, if so, whether he or she should be terminated.
3.Any severance or change-of-control agreement or retirement agreement with a new officer or equity award certificate executed following the Effective Date will provide that unvested equity awards lapse upon the officer's termination pursuant to the terms set forth above.
Insider Trading Policy
a.MiMedx shall maintain as part of its Insider Trading Policy that:
1.Members of the Board and employees may not (a) buy, sell or otherwise trade in the securities of the Company, directly or through family members or other persons or entities, at any time they are aware of material non-public information relating to the Company or (b) disclose material non-public information about the Company with others or recommend to anyone the purchase or sale of any securities to which this policy applies when they are aware of such information.
2.To help prevent inadvertent violations of the insider-trading laws, to avoid the appearance of trading on the basis of inside information and to facilitate the compliance by executive officers and directors with their reporting and other obligations under the federal securities laws, the Company's insider trading policy (the "Insider Trading Policy") shall require that, subject to limited exceptions set forth below, personnel in the following categories (each, a "Designated Person") must pre-clear each transaction that they, any member of their immediate family living within their household or any other person or entity associated with them desire to carry out in the Company's securities (including stock plan transactions, gifts, contributions to a trust or any other transfer): (i) members of the Board, (ii) Section 16 officers, (iii) any executive employee who directly reports to the CEO or CFO, or (iv) any administrative assistants who work directly for any executive employee reporting directly to the CEO or CFO.
3.A request by a Designated Person for pre-clearance must be submitted to the General Counsel at least two business days in advance of the proposed transaction.
4.Trades by covered persons in the Company's securities that are executed pursuant to an approved 10b5-1 Plan shall not be subject to the foregoing trading restrictions imposed by the Insider Trading Policy, where that plan was established at a time when the person establishing the plan was not aware of material non-public information, and once established, the covered person does not exercise any influence over the amount of securities to be traded, the price at which they are to be traded or the timing of trading.
5.The General Counsel shall be responsible for implementing and overseeing compliance with the Insider Trading Policy.
6.The General Counsel shall take reasonable steps to confirm that the Insider Trading Policy is in effect at all times, and that it provides for appropriate sanctions for noncompliance, such as termination.
b.MiMedx shall revise its Insider Trading Policy to Incorporate the following provisions:
1.Pre-clearance of a transaction is valid only for forty-eight (48) hours.
2.The Insider Trading Policy shall expressly remind Executive Officers and directors of the Company that: (a) they are generally required to report any change in their beneficial ownership of the Company's securities to the SEC within two (2) business days after that change occurs, (b) they may not engage in any sale of the Company's common stock within six months before or after they have purchased any common stock or other equity security of the Company in the open market (or conversely any open market purchase within six months before or after any sale), and (c) they are required to effect any sale of the Company's common stock in accordance with Rule 144 under the Securities Act of 1933.

3.All 10b5-1 Trading Plans must comply with the following rules: (a) Trading Plans may be adopted only during "open window" periods, beginning the day after each release of quarterly results for a particular fiscal quarter and ending on the 10th day of the second month of the subsequent fiscal quarter, (b) the Trading Plans shall prohibit the commencement of trading until the next open window following the plan's adoption, (c) the Trading Plans shall permit trades only pursuant to specific instructions or formulae determined in advance with regard to amount, price, and date of transactions, and insiders may not authorize his or her broker discretion to execute MiMedx stock transactions, (d) all Trading Plans shall be pre-cleared by the General Counsel.
4.The Board shall have direct access to the General Counsel in executive session meetings to review the trading activity of senior executives and directors.
Enhanced Board Oversight of Stock Repurchases
The process for approving and overseeing stock repurchases shall include the following provisions:
1.Before authorizing any program to repurchase MiMedx stock, the Board shall evaluate management's recommendation and determine independently whether such a repurchase program is in the best interests of the Company.
2.The Board's evaluation must support finding that: (a) the proposed repurchases would be the best use of Company cash and serve the best interests of MiMedx and its shareholders; (b) the proposed repurchases appropriately manage the Company's capital and shareholder equity; (c) the proposed repurchases are not intended for improper purposes, such as short-term manipulation of the Company's stock price; (d) the repurchases will not, standing alone or when combined with material loss contingencies, have a material negative impact on the Company's liquidity or capital structure; and (e) the Company's financial statements and other public disclosures do not misstate or omit material facts necessary to ensure that the range of market prices at which the repurchases are anticipated to take place are not artificially inflated.
3.The Audit Committee and the Board shall consider the opinions of independent financial analysts, auditors, and legal counsel to the extent necessary to make a reasonably informed decision with respect to stock repurchases.

4.Following authorization of a stock repurchase program, the Board shall review and evaluate the program quarterly to confirm its assessment that the repurchase of shares at prevailing market prices is the best use of Company cash and appropriately manages Company capital. The Board shall consider whether significant developments, such as in the Company's actual or expected operational performance, business strategy, relevant markets, risk profile, liquidity, capital structure, stock price, or material undisclosed information require a re-evaluation or termination of the stock repurchase program.
V.     ATTORNEY FEES AND EXPENSES FOR PLAINTIFFS' COUNSEL
To date, Plaintiffs' Counsel have not received any payments for their efforts or for the expenses they incurred on behalf of MiMedx and its stockholders. In consideration for the substantial benefits conferred upon MiMedx as a result of the Settlement and the efforts of Plaintiffs and Plaintiffs' Counsel in this litigation, MiMedx also agrees for its insurer to pay attorneys' fees and expenses to Plaintiffs' Counsel in the total amount of $3,500,000 (the "Fee and Expense Amount"), subject to approval of the Court. The independent directors of MiMedx's Board, including each of the current members of the SLC, in the good faith exercise of their business judgment, have approved the agreed-to Fee and Expense Amount in light of the substantial benefits conferred upon MiMedx as a result of the Settlement and Plaintiffs' Counsel's efforts in this litigation.
VI.    DISMISSAL OF THE ACTION AND RELEASE OF CLAIMS
As part of the Settlement, the Parties to the Georgia Federal Action will jointly request the Court to enter the Order and Final Judgment that dismisses with prejudice all claims that Plaintiffs have alleged in the Georgia Federal Action. Pursuant to the terms of the Stipulation and after the entry of the Order and Final Judgment in the Georgia Federal Action, (1) Plaintiffs Mark Nix and David Demaio will move to dismiss with prejudice the case captioned, Nix, et al. v. Evans, et al., C.A. No. 19103589 (Ga. Super. Ct. Cobb Cty.); (2) City of Hialeah Employees' Retirement System will move to dismiss with prejudice the case captioned, City of Hialeah Employees' Retirement System v. Petit, et al., C.A. No. 2018 CA 002332 (Fla. Cir. Ct. Leon Cty.); and (3) Plaintiff John Murphy will not reinstate the case captioned, Murphy v. Petit, et al., C.A. No. 1:19-cv-23374-UU (S.D. Fla.).

If approved by the Court, subject to certain limitations in paragraphs 2.3 and 5.4 of the Stipulation, the Settlement provides that each of the Released Plaintiffs' Persons and anyone claiming through or on behalf of any of them, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, unconditionally and forever released, relinquished, and discharged and dismissed with prejudice the Released Plaintiffs’ Claims against the Individual Defendants and each and all of the other Released Defendants’ Persons; and the Released Plaintiffs’ Persons will be forever barred and enjoined from commencing, instituting, prosecuting, or continuing to prosecute any action or other proceeding in any court of law or equity, arbitration tribunal, or administrative forum, by any of MiMedx's stockholders on behalf of MiMedx against Released Defendants' Persons of any of Released Plaintiffs' Claims (including Unknown Claims). The full terms of the releases can be found in the Stipulation which has been filed with the Court and with the SEC on a Form 8-K and may be viewed on the Investor Relations portion of MiMedx's website: https://mimedx.gcs-web.com/corporate-governance/highlights.
VII.    SETTLEMENT HEARING
On December 21, 2020 at 9:30 a.m., a hearing (the "Settlement Hearing") will be held in the Georgia Federal Action before the Judge William M. Ray, II in the United States District Court for the Northern District of Georgia, 11721 Richard B. Russell Federal Building and United States Courthouse, 75 Ted Turner Drive, SW, Atlanta, GA 30303 to: (i) determine whether the proposed Settlement of the Actions is fair, reasonable, and adequate and in the best interests of MiMedx and its stockholders; (ii) hear and rule on any objections to the proposed Settlement, including the attorneys' fees and expenses Defendants' insurer agreed to pay Plaintiffs' Counsel; (iii) determine whether to approve the agreed-to Fee and Expense Amount; and (iv) determine whether the Court should enter the Order and Final Judgment, attached as Exhibit C to the Stipulation, which, subject to certain limitations in paragraphs 2.3 and 5.4 of the Stipulation, would dismiss with prejudice the Georgia Federal Action and release the Released Plaintiffs' Claims and Released Defendants' Claims including any claims related to the Derivative Actions that have been brought or could have been brought against the Released Defendants' Persons. If the Settlement is approved, you will be subject to and bound by the provisions of the Stipulation, the releases contained therein, and by all orders, determinations, and judgments, including the Order and Final Judgment, pertaining to the Settlement.

Pending final determination of whether the Settlement should be approved, all proceedings in the Georgia Federal Action and all further activity between the Parties regarding or directed toward the Georgia Federal Action, save for those activities and proceedings relating to the Stipulation and the Settlement, shall be stayed, and Plaintiffs and all MiMedx stockholders derivatively on behalf of MiMedx are barred and enjoined from commencing, instituting, prosecuting or continuing to prosecute any action or other proceeding in any court of law or equity, arbitration tribunal, or administrative forum, asserting any Released Claims against any Released Person.
VIII.    RIGHT TO ATTEND FINAL HEARING
You may enter an appearance in the Georgia Federal Action, at your own expense, individually or through counsel of your choice. If you want to object at the Settlement Hearing, then you must first comply with the procedures for objecting that are set forth below. The Court has the right to change the Settlement Hearing date or time without further notice. The Court may approve the Settlement and any of its terms, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to Current MiMedx Shareholders. The Court has issued an order titled In Re: Court Operations Under the Exigent Circumstance Created by Covid-19 and Related Corona Virus and several amendments to that order concerning limited access to the Courthouse. Additional information can be found at http://www.gand.uscourts.gov/. The Court may decide to hold the Settlement Hearing by telephone or video conference without further notice to Current MiMedx Shareholders. If the Court orders that the Settlement Hearing be conducted telephonically or by video conference, that decision will be posted on the Internet page that MiMedx shall create for this Settlement on the Investor Relations" page of http://www.MiMedx.com. If you have no objection to the Settlement, you do not need to appear at the Settlement Hearing or take any other action.
IX.    THE PROCEDURES FOR OBJECTING TO THE SETTLEMENT
Any Current MiMedx Shareholder may object to the Settlement, the proposed Order and Final Judgment, and/or the proposed Fee and Expense Amount, and may also (but need not) appear in person or by his, her, or its attorney at the Settlement Hearing. To object, any such stockholder must submit a written statement explaining the stockholder’s objection(s) and the reason(s) for such objections, and shall also (a) submit a written statement identifying such Person’s name, address, and telephone number, and, if represented by counsel, the name, address, and telephone number of counsel; (b) state the case name and number, In re MiMedx Group, Inc. Shareholder Derivative Litigation, Lead Case No. 1:18-cv-04486-WMR (N. D. Ga.); (c) provide proof of current ownership of MiMedx common stock, including the number of shares owned, as well as documentary evidence of when such stock ownership was acquired; (d) submit any documentation in support of such objection(s), including clearly identifying any and all evidence that would be presented at the Settlement Hearing in connection with such objection(s); (e) identify any case—by name and court—in which the objector or his, her, or its attorney, if any, has objected to a settlement in the last three (3) years; and (f) include a proof of service signed under penalty of perjury. Any objection should not exceed 25 pages in length. If the stockholder wishes to appear at the Settlement Hearing, he, she, or it must also include a statement of intention to appear at the Settlement Hearing. Such materials must be filed with the Clerk of the United States District Court for the Northern District of Georgia and sent by first class mail and email to the following addresses and postmarked no later than December 7, 2020 (14 days before the Settlement Hearing):

Craig W. Smith
ROBBINS LLP
5040 Shoreham Place
San Diego, CA 92122

Co-Lead Counsel for Plaintiffs

    -and-

Robert R. Long
Elizabeth Gingold Clark
ALSTON & BIRD LLP
One Atlantic Center
1201 West Peachtree Street, Suite 4900
Atlanta, GA 30309-3424

Counsel for Nominal Defendant MiMedx Group, Inc.

Any Person who fails to object in the manner described above shall be: (i) deemed to have waived any objection to the Settlement, Final Order and Judgment, and Fee and Expense Amount; (ii) barred from raising such objection in this Georgia Federal Action, or any other action or proceeding; and (iii) bound by the Order and Final Judgment and the releases of claims set forth therein.
Current MiMedx Shareholders who have no objection to the Settlement, Order and Final Judgment, or Fee and Expense Amount do not need to appear at the Settlement Hearing or take any other action.
X.    HOW TO OBTAIN ADDITIONAL INFORMATION
This Notice summarizes the Stipulation. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court and with the SEC on a Form 8-K and may be viewed on the Investor Relations portion of MiMedx's website: https://mimedx.gcs-web.com/corporate-governance/highlights.
Inquiries about the Derivative Actions or the Settlement may be made to: Craig W. Smith at Robbins LLP, 5040 Shoreham Place, San Diego, CA 92122, Telephone: (619) 525-3990, E-mail: csmith@robbinsllp.com; Scott R. Jacobsen of Scott+Scott Attorneys At Law LLP, The Helmsley Building, 230 Park Avenue, 17th Floor, New York, NY 10169, Telephone: (212) 223-6444, E-mail: sjacobsen@scott-scott.com; and David Wales of Bernstein Litowitz Berger & Grossmann LLP, 1251 Avenue of the Americas, New York, NY 10020, Telephone: (212) 554-1400, E-mail: davidw@blbglaw.com.

DATED: October 8, 2020	BY ORDER OF THIS COURT
UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF GEORGIA

DO NOT CONTACT THE CLERK OF THE COURT
REGARDING THIS NOTICE